Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-38444, 333-101780, 333-113041, and 333-125702 on Form S-8 and Nos. 333-24685 and 333-43071 on Form S-3 of our report dated November 15, 2007, relating to the financial statements and financial statement schedule of Rockwell Automation, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 123R, Share Based Payments, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations and Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87,88, 106, and 132R) and the effectiveness of Rockwell Automation, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

November 15, 2007